Exhibit 11

COMPUTATION OF PER SHARE EARNINGS

     The following is a computation of the weighted average number of shares outstanding which is used in the computation of per share earnings for Luby's, Inc. for the three and twelve months ended August 31, 1999 and 1998.


      Three months ended August 31, 1999

      22,420,375 x shares outstanding for 92 days            2,062,674,500
      Divided by number of days in the period                           92
                                                             _____________
                                                                22,420,375

      Twelve months ended August 31, 1999

      23,270,675 x shares outstanding for  52 days           1,210,075,100
      23,163,097 x shares outstanding for   9 days             208,467,873
      22,870,798 x shares outstanding for  30 days             686,123,940
      22,626,065 x shares outstanding for  31 days             701,408,015
      22,420,375 x shares outstanding for 243 days           5,448,151,125
                                                             _____________
                                                             8,254,226,053
      Divided by number of days in the period                          365
                                                             _____________
                                                                22,614,318

      Three months ended August 31, 1998

      23,270,675 x shares outstanding for 92 days            2,140,902,100
      Divided by number of days in the period                           92
                                                             _____________
                                                                23,270,675

      Twelve months ended August 31, 1998

      23,266,374 x shares outstanding for  18 days             418,794,732
      23,266,921 x shares outstanding for  17 days             395,537,657
      23,268,328 x shares outstanding for   9 days             209,414,952
      23,270,675 x shares outstanding for 321 days           7,469,886,675
                                                             _____________
                                                             8,493,634,016
      Divided by number of days in the period                          365
                                                             _____________
                                                                23,270,230